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                                                                    Exhibit (21)

Subsidiaries of Registrant

     The information below is provided, as of March 14, 1997, with respect to the subsidiaries of Registrant. The names of certain inactive subsidiaries and other consolidated subsidiaries of Registrant have been omitted because all such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.
                                                          Percentage of Voting
                            Organized Under               Securities Owned by
Name                        the Laws of                   Immediate Parent

Curtiss-Wright Flight         Delaware                            100
  Systems, Inc.

Metal Improvement             Delaware                            100
  Company, Inc.

Curtiss-Wright Flow Control   New York                            100
  Corporation

Curtiss-Wright Flight         Denmark                              80
  Systems Europe A/S